CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ROADRUNNER TRANSPORTATION SYSTEMS, INC. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Roadrunner Transportation Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows: 1. This Certificate of Amendment amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”). 2. The Certificate of Incorporation is hereby amended by deleting Section 1 under Article IV and replacing such paragraph with the following paragraph: “1. The Corporation shall have authority to issue a total of 1,115,005,000 shares of capital stock, consisting of (i) 1,100,000,000 shares of common stock, $0.01 par value per share (“Common Stock”), and (ii) fifteen million five thousand (15,005,000) shares of preferred stock, $0.01 par value per share (“Preferred Stock”), of which five thousand (5,000) shares are designated as Series A Redeemable Preferred Stock (the “Series A Preferred Stock”).” 3. This Certificate of Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware. 4. All other provisions of the Certificate of Incorporation shall remain in full force and effect. 5. This Certificate of Amendment, and the amendment effected hereby, shall become effective upon filing with the Secretary of State of the State of Delaware. IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this 8th day of January, 2019. ROADRUNNER TRANSPORTATION SYSTEMS, INC. By: /s/Curtis W. Stoelting Name: Curtis W. Stoelting Title: Chief Executive Officer PHX 332862264v1

CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ROADRUNNER TRANSPORTATION SYSTEMS, INC. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Roadrunner Transportation Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows: 1. This Certificate of Amendment amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”). 2. The Certificate of Incorporation is hereby amended by deleting Article IX and replacing such Article IX in its entirety with the following: “Article IX Special Meetings of Stockholders; Action by Written Consent A special meeting of stockholders (a “Special Meeting”) for any purpose or purposes may be called at any time only by (i) the Chairman of the Board, or (ii) the Board to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof. Only business within the purposes described in the Corporation’s notice of meeting required by the Bylaws may be conducted at the Special Meeting. The ability of the stockholders to call a Special Meeting is specifically denied. No action shall be taken by the stockholders except at an annual or Special Meeting called in accordance with this Certificate of Incorporation and the Bylaws. Any action required to be taken at any annual or Special Meeting of stockholders of the Corporation, including the election of directors, or any action permitted to be taken at any annual or Special Meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote of the stockholders, if a consent or consents in writing, including by electronic transmission, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (but not less than the minimum number of votes otherwise prescribed by law). Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.” 3. This Certificate of Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware. 4. All other provisions of the Certificate of Incorporation shall remain in full force and effect. 5. This Certificate of Amendment, and the amendment effected hereby, shall become effective upon filing with the Secretary of State of the State of Delaware. PHX 332862264v1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this 8th day of January, 2019. ROADRUNNER TRANSPORTATION SYSTEMS, INC. By: /s/Curtis W. Stoelting Name: Curtis W. Stoelting Title: Chief Executive Officer PHX 332862264v1

CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ROADRUNNER TRANSPORTATION SYSTEMS, INC. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Roadrunner Transportation Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows: 1. This Certificate of Amendment amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”). 2. The Certificate of Incorporation is hereby amended by deleting the first three sentences of Article IX and replacing such sentences in their entirety with the following: “A special meeting of stockholders (a “Special Meeting”) for any purpose or purposes may be called at any time only by (i) the Chairman of the Board, (ii) the Board, or (iii) by the Secretary of the Corporation at the request of the stockholders holding at least a majority of the shares then entitled to vote, each to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof. Only business within the purposes described in the Corporation’s notice of meeting required by the Bylaws may be conducted at the Special Meeting, and the individual or group calling such meeting shall have exclusive authority to determine the business included in such notice.” 3. This Certificate of Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware. 4. All other provisions of the Certificate of Incorporation shall remain in full force and effect. 5. This Certificate of Amendment, and the amendment effected hereby, shall become effective upon filing with the Secretary of State of the State of Delaware. IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this 8th day of January, 2019. ROADRUNNER TRANSPORTATION SYSTEMS, INC. By: /s/Curtis W. Stoelting Name: Curtis W. Stoelting Title: Chief Executive Officer PHX 332862264v1

CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ROADRUNNER TRANSPORTATION SYSTEMS, INC. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Roadrunner Transportation Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows: 1. This Certificate of Amendment amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”). 2. The Certificate of Incorporation is hereby amended by deleting Section 2 under Article VIII and replacing such paragraph in its entirety with the following: “2. Director Vacancies. Any director may resign at any time upon written notice to the Corporation. Subject to any rights granted pursuant to the stockholders agreement by and among the Corporation, Elliott Associates, L.P. and Elliott International, L.P., at any time, any director may be removed, with or without cause, but only by an affirmative vote by stockholders holding at least a majority of the shares then entitled to vote at an election for directors of the Corporation, voting as a single voting group. Subject to any rights granted pursuant to the stockholders agreement by and among the Corporation, Elliott Associates, L.P. and Elliott International, L.P., any newly created directorship or any vacancy occurring in the Board for any reason may be filled by a majority of the remaining members of the Board, although such majority is less than a quorum, or by the sole remaining director, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his or her successor is elected and qualified.” 3. This Certificate of Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware. 4. All other provisions of the Certificate of Incorporation shall remain in full force and effect. 5. This Certificate of Amendment, and the amendment effected hereby, shall become effective upon filing with the Secretary of State of the State of Delaware. IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this 8th day of January, 2019. ROADRUNNER TRANSPORTATION SYSTEMS, INC. By: /s/Curtis W. Stoelting Name: Curtis W. Stoelting Title: Chief Executive Officer PHX 332862264v1

CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ROADRUNNER TRANSPORTATION SYSTEMS, INC. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Roadrunner Transportation Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows: 1. This Certificate of Amendment amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”). 2. The Certificate of Incorporation is hereby amended by deleting Article XI in its entirety and amending Article XII in its entirety and renumbering Article XII to Article XI with the following: “Article XI Amendment The Corporation reserves the right to alter, amend, or repeal any provision contained in this Certificate of Incorporation, or any amendment thereto, in the manner now or hereafter provided by statute, and any and all rights conferred upon the stockholders herein is subject to this reservation.” 3. This Certificate of Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware. 4. All other provisions of the Certificate of Incorporation shall remain in full force and effect. 5. This Certificate of Amendment, and the amendment effected hereby, shall become effective upon filing with the Secretary of State of the State of Delaware. IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this 8th day of January, 2019. ROADRUNNER TRANSPORTATION SYSTEMS, INC. By: /s/Curtis W. Stoelting Name: Curtis W. Stoelting Title: Chief Executive Officer PHX 332862264v1

CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ROADRUNNER TRANSPORTATION SYSTEMS, INC. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Roadrunner Transportation Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows: 1. This Certificate of Amendment amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”). 2. The Certificate of Incorporation is hereby amended by deleting Article V and replacing such Article V in its entirety with the following: “Article V Bylaws In furtherance and not in limitation of the powers conferred by statute and except as provided herein, the Board shall have the power to adopt, amend, repeal or otherwise alter the bylaws of the Corporation (the “Bylaws”), without any action on the part of the stockholders; provided, however, that any Bylaws made by the Board and any and all powers conferred by any of said Bylaws may be amended, altered, or repealed by the stockholders. The Bylaws may only be amended or repealed by an affirmative vote of the stockholders holding a majority of the shares entitled to vote upon such amendment or repeal, voting as a single voting group.” 3. This Certificate of Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware. 4. All other provisions of the Certificate of Incorporation shall remain in full force and effect. 5. This Certificate of Amendment, and the amendment effected hereby, shall become effective upon filing with the Secretary of State of the State of Delaware IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this 8th day of January, 2019. ROADRUNNER TRANSPORTATION SYSTEMS, INC. By: /s/Curtis W. Stoelting Name: Curtis W. Stoelting Title: Chief Executive Officer PHX 332862264v1

CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ROADRUNNER TRANSPORTATION SYSTEMS, INC. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Roadrunner Transportation Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows: 1. This Certificate of Amendment amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”). 2. The Certificate of Incorporation is hereby amended by adding Article XII: “Article XII Exclusive Jurisdiction For Certain Actions Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, this Certificate of Incorporation or the Bylaws of the Corporation, or (iv) any action asserting a claim governed by the internal affairs doctrine; in each case subject to said court having personal jurisdiction over the indispensable parties named as defendants therein. If any action the subject matter of which is within the scope of this Article XII is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Article XII, and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity holding, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.” 3. This Certificate of Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware. 4. All other provisions of the Certificate of Incorporation shall remain in full force and effect. 5. This Certificate of Amendment, and the amendment effected hereby, shall become effective upon filing with the Secretary of State of the State of Delaware. PHX 332862264v1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this 8th day of January, 2019. ROADRUNNER TRANSPORTATION SYSTEMS, INC. By: /s/Curtis W. Stoelting Name: Curtis W. Stoelting Title: Chief Executive Officer PHX 332862264v1

CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ROADRUNNER TRANSPORTATION SYSTEMS, INC. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Roadrunner Transportation Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows: 1. This Certificate of Amendment amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”). 2. The Certificate of Incorporation is hereby amended by adding Article XIII: “Article XIII DGCL Section 203 The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law, as permitted under and pursuant to subsection (b)(3) of Section 203 of the Delaware General Corporation Law. 3. This Certificate of Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware. 4. All other provisions of the Certificate of Incorporation shall remain in full force and effect. 5. This Certificate of Amendment, and the amendment effected hereby, shall become effective upon filing with the Secretary of State of the State of Delaware. IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this 8th day of January, 2019. ROADRUNNER TRANSPORTATION SYSTEMS, INC. By: /s/Curtis W. Stoelting Name: Curtis W. Stoelting Title: Chief Executive Officer PHX 332862264v1

CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ROADRUNNER TRANSPORTATION SYSTEMS, INC. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Roadrunner Transportation Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows: 1. This Certificate of Amendment amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”). 2. The Certificate of Incorporation is hereby amended by adding Article XIV: “Article XIV Business Opportunities 1. Certain Acknowledgments. In recognition and anticipation that (a) the directors, officers and/or employees of Elliott may serve as directors and/or officers of the Corporation, (b) Elliott and Affiliates thereof engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (c) that the Corporation and Subsidiaries thereof will engage in material business transactions with Elliott and Affiliates thereof and that the Corporation is expected to benefit therefrom, the provisions of this Article XIV are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve Elliott or its Affiliates, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith. 2. Competition and Corporate Opportunities. Neither Elliott or any of its Affiliates shall have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its Subsidiaries, and neither Elliott nor any of its Affiliates (except as provided in Section 3 below) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of any such activities of Elliott or any of its Affiliates. In the event that Elliott or any of its Affiliates acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and the Corporation or any of its Subsidiaries, neither Elliott or any of its Affiliates shall have any duty to communicate or offer such corporate opportunity, or information regarding such corporate opportunity, to the Corporation or any of its Subsidiaries and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation solely by reason of the fact that Elliott or any of its Affiliates pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation or any of its Subsidiaries. 3. Allocation of Corporate Opportunities. In the event that a director or officer of the Corporation who is also a director or officer of Elliott acquires knowledge of a potential transaction or matter which may be a corporate opportunity for the Corporation or any of its Subsidiaries and Elliott or any of its Affiliates, such director or officer of the Corporation shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy: PHX 332862264v1

(a) A corporate opportunity offered to any person who is a director or officer of the Corporation, and who is also a director or officer of Elliott, shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as a director or officer of the Corporation. (b) Otherwise, such corporate opportunity shall belong to Elliott. 4. Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this Article XIV, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not permitted to undertake under the terms of Article III or that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy. 5. Agreements and Transactions with Elliott. In the event that Elliott or any of its Affiliates enters into an agreement or transaction with the Corporation or any of its Subsidiaries, a director or officer of the Corporation who is also a director or officer of Elliott shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such agreement or transaction, if: (a) The agreement or transaction was approved, after being made aware of the material facts of the relationship between each of the Corporation or a Subsidiary thereof and Elliott or an Affiliate thereof and the material terms and facts of the agreement or transaction, by (i) an affirmative vote of a majority of the members of the Board of Directors of the Corporation who are not persons or entities with a material financial interest in the agreement or transaction (“Interested Persons”), (ii) an affirmative vote of a majority of the members of a committee of the Board consisting of members who are not Interested Persons or (iii) one or more of the Corporation’s officers or employees who are not Interested Persons and who were authorized by the Board or a committee thereof in the manner set forth in (i) and (ii) above; (b) The agreement or transaction was fair to the Corporation at the time the agreement or transaction was entered into by the Corporation; or (c) The agreement or transaction was approved by an affirmative vote of the stockholders holding a majority of the shares entitled to vote upon such agreement or transaction, voting as a single voting group, excluding Elliott, any of its Affiliates or any Interested Person. 6. Notice. Any person holding, purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and have consented to the provisions of this Article XIV. 7. Severability. If any provision or provisions of this Article XIV shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XIV (including, without limitation, each portion of any paragraph of this Article XIV containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article XIV (including, without limitation, each such portion of any paragraph of this Article XIV containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law. This PHX 332862264v1

Article XIV shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Second Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, applicable law, any agreement or otherwise. 8. Definitions. For purposes of this Article XIV, the following terms shall have the respective meanings specified herein: (a) “Elliott” means Elliott Associates, L.P. and Elliott International, L.P. (b) “Affiliate” means, in respect of Elliott, any of its respective officers, directors, employees, agents, stockholders, members, partners, or any entity controlling, controlled by or under common control with Elliott (other than the Corporation and any of its Subsidiaries). (c) “Subsidiary” means, in respect of the Corporation, any entity controlled by the Corporation. 3. This Certificate of Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware. 4. All other provisions of the Certificate of Incorporation shall remain in full force and effect. 5. This Certificate of Amendment, and the amendment effected hereby, shall become effective upon filing with the Secretary of State of the State of Delaware. IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this 8th day of January, 2019. ROADRUNNER TRANSPORTATION SYSTEMS, INC. By: /s/Curtis W. Stoelting Name: Curtis W. Stoelting Title: Chief Executive Officer PHX 332862264v1